Exhibit 99.1

NEWS RELEASE
For More Information Contact:
Rodney L. Underdown (913-344-9395)	Peggy Landon (913-344-9315)
Chief Financial Officer	Director of Investor Relations and
Corporate Communications

Compass Minerals Reports Record First-Quarter Earnings of $61.6 Million
Net Earnings Improve 25 Percent Year-Over-Year Despite Lower Demand

OVERLAND PARK, Kan. (April 27, 2009) – Compass Minerals (NYSE: CMP) reports the following results of its first-quarter operations:

·
Net earnings rose 25 percent to $61.6 million, or $1.85 per diluted share, from $49.1 million, or $1.48 per diluted share, in the first quarter of 2008, reflecting the effect of strong salt and specialty potash fertilizer pricing offset by lower sales volumes.

·	Sales were $309.1 million, including a $27.8 million unfavorable foreign exchange impact, compared to $380.0 million in the prior-year quarter.

·	Operating earnings increased 21 percent to $94.6 million, reflecting balanced earnings improvement in both the salt and specialty fertilizer segments.

·	Operating margins expanded to 31 percent from 21 percent in the prior-year quarter.

·	Cash flow from operations was $112.0 million compared to $145.5 million in the 2008 quarter.

“Continued strong pricing enabled us to deliver the strongest operating and net earnings of any first quarter in our history.  However, we experienced declines in sales volumes in both of our operating segments, with salt sales reflecting milder-than-normal winter weather in the Midwest and specialty fertilizer sales mirroring the very weak demand which persists throughout the global potash industry,” said Angelo Brisimitzakis, Compass Minerals president and CEO.
“Looking forward, we believe our essential products, diverse end uses and competitive advantages, including our leadership positions, advantaged assets and lower operating costs, position us to continue to generate value for our stakeholders as we navigate through this challenging environment,” continued Dr. Brisimitzakis.  “Sulfate of potash prices should continue to be well above year-ago levels.  However, we expect the current potash demand trend to extend into the second quarter, and we expect full-year sales volumes to be below normal with the second half of the year somewhat stronger than the first half.  We also expect a more balanced supply and demand environment for highway deicing salt for the upcoming winter season.  While salt demand is heavily influenced by weather, highway deicing products are essential to public safety and we expect a typical highway deicing bid season in 2009.”

Compass Minerals Financial Results (in millions, except for earnings per share)
	Three months ended March 31,
	2009	2008
Sales	$309.1	$380.0
Sales less shipping and handling costs (product sales)	218.1	248.8
Operating earnings	94.6	78.1
Operating margin	31%	21%
Net earnings	61.6	49.1
Diluted per-share earnings	1.85	1.48
EBITDA*	105.9	90.7
Adjusted EBITDA*	104.8	88.8
*These are non-GAAP financial measures. Reconciliations to GAAP measures of performance are provided in tables following this release.

SALT SEGMENT
Salt segment sales were $268.8 million compared to $329.2 million in the 2008 quarter and operating earnings were up 11 percent over the prior-year quarter to $77.4 million, a first-quarter record.  Results reflect improved pricing and lower per-ton shipping and handling costs, net of the $4.6 million unfavorable impact of translating the results of foreign operations to U.S. dollars.

Salt Segment Performance (in millions except for sales volumes and prices per ton)
	Three months ended March 31,
	2009	2008
Sales	$268.8	$329.2
Sales excluding shipping and handling (product sales)	$180.4	$204.9
Operating earnings	$77.4	$69.5
Sales volumes (in thousands of tons):
Highway deicing	3,729	5,138
Consumer and industrial	630	762
Total salt	4,359	5,900
Average sales price (per ton):
Highway deicing	$46.80	$44.47
Consumer and industrial	$149.58	$132.24
Total salt	$61.66	$55.80

Highway deicing sales volumes declined 27 percent compared to the unusually robust deicing sales volumes of the prior-year quarter.  In the company’s North American markets, severe winter weather in the first few weeks of 2009 was followed by mild weather through the end of the first quarter.  During the first quarter of 2009, the effects of the mild weather in North America were partially offset by exceptionally strong demand in the U.K.  Average selling prices for highway deicing salt improved 5 percent in the first quarter of 2009, reflecting a 20 percent year-over-year improvement in North American bid prices, largely offset by the impact of the strengthened U.S. dollar on the reporting of sales generated in Canada and the U.K.
Consumer and industrial sales volumes were 17 percent lower than in the 2008 quarter due to lower weather-driven demand for professional and consumer deicing products along with a modest decline in non-seasonal product sales.  Consumer and industrial average selling prices were up 13 percent despite the impact of foreign exchange rates.
Winter Weather Effect
Compass Minerals estimates that milder-than-normal winter weather in its North American markets, partially offset by more-severe-than-normal weather in the U.K., reduced first-quarter sales of deicing products by approximately $10 million to $12 million and reduced salt operating earnings by approximately $2 million to $4 million.
Estimate of Effect of Weather on Salt Segment Performance (in millions)
	Three months ended March 31,		Winter season ended March 31,*
	2009	2008	2008-2009	2007-2008
Favorable (unfavorable) to normal weather: Sales	($10) to ($12)	$40 to $45	$35 to $40	$70 to $80
Operating earnings	($2) to ($4)	$10 to $12	$13 to $17	$15 to $20
*Winter season is the six months ended March 31.

When combined with severe winter weather in the fourth quarter of 2008, the company estimates that 2008-2009 winter season sales were approximately $35 million to $40 million above a normal-weather season and operating earnings were approximately $13 million to $17 million above normal.

SPECIALTY FERTILIZER SEGMENT
Specialty fertilizer segment sales were $38.2 million compared to $47.7 million in the 2008 quarter, and segment operating earnings improved $9.7 million, or 57 percent, to $26.8 million, setting a first-quarter earnings record.  Sulfate of potash specialty fertilizer sales volumes declined 70 percent compared to record sales volumes in the 2008 quarter, while specialty potash prices were more than double the average prices of the prior-year quarter.

Specialty Fertilizer Segment Performance (in millions except for sales volumes and prices per ton)
	Three months ended March 31,
	2009	2008
Sales	$38.2	$47.7
Sales excluding shipping and handling (product sales)	$35.6	$40.8
Operating earnings	$26.8	$17.1
Sales volumes (in thousands of tons)	37	123
Average sales price (per ton)	$1,020	$388

 “We believe many of our customers will continue to draw down their existing inventories and delay or forgo sulfate of potash purchases until sentiment improves in the global agriculture industry,” said Dr. Brisimitzakis.  “However, the long-term fundamentals of the sulfate of potash business remain compelling.  Specialty crop growers will be called upon to produce more and more nutritious fruits and vegetables to meet the escalating requirements of rising global populations and improving diets.  As a result, our customers will continue to require low-chloride sulfate of potash to protect and improve the productivity of their orchards and farms.  We continue to strengthen our service capability and improve our productivity to ensure that we can meet our customers’ needs when the demand for sulfate of potash returns to more normal levels.”

OTHER FINANCIAL HIGHLIGHTS
Sales for the Compass Minerals’ U.K.-based records management business, DeepStore, were $2.1 million compared to $3.1 million in the first quarter of 2008 due to the unfavorable effect of foreign exchange on comparable sales year-over-year.  The results and assets of the records management business are included in the company’s “Corporate and Other” segment reporting.
Selling, general and administrative expenses were up $1.8 million over the prior-year quarter due to increased professional services, product development and marketing expenses, partially offset by lower variable compensation expense.  Interest expense declined 38 percent, or $4.5 million, due to reductions in long-term borrowings and lower average interest rates paid on those borrowings.  Income tax expense increased by $7.7 million year-over-year, commensurate with higher pre-tax earnings.
Cash flows from operations were $112.0 million compared to $145.5 million in the prior-year quarter, reflecting year-over-year differences in seasonal declines in working capital.  At March 31, 2009, cash on hand was up 14 percent over the prior year to $117.4 million, a seasonal high, and there were no borrowings on the company’s revolving line of credit.

Conference Call
Compass Minerals will discuss its results on a conference call tomorrow, Tuesday, April 28, at 10:00 a.m. ET.  To access the conference call, interested parties should visit the company’s website at www.CompassMinerals.com or dial (877) 228-7138.  Callers must provide the conference ID number 93744025.  Outside of the U.S. and Canada, callers may dial (706) 643-0377.  Replays of the call will be available on the company’s website for two weeks.  The replay can also be accessed by phone for seven days at (800) 642-1687, conference ID 93744025.  Outside of the U.S. and Canada, callers may dial (706) 645-9291.  An updated summary of the company’s performance and value proposition is included in a presentation available on the company’s website at www.compassminerals.com/presentation.
About Compass Minerals
Based in the Kansas City metropolitan area, Compass Minerals is a leading producer of minerals, including salt, sulfate of potash specialty fertilizer and magnesium chloride.  The company provides highway deicing salt to customers in North America and the United Kingdom and specialty fertilizer to growers worldwide.  Compass Minerals also produces consumer deicing and water conditioning products, ingredients used in consumer and commercial foods, and other mineral-based products for consumer, agricultural and industrial applications.  Compass Minerals also provides records management services to businesses throughout the U.K.
Non-GAAP Measures
Management uses a variety of measures to evaluate the company’s performance.  In addition to using GAAP financial measures, such as gross profit, net earnings and cash flows generated by operating activities, management uses EBITDA, a non-GAAP financial measure, to evaluate the performance of our core business operations.  To effectively manage our resource allocation, cost of capital and income tax positions, we evaluate the operating units on the basis of EBITDA.  EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity.  EBITDA excludes interest expense, income taxes and depreciation and amortization, each of which is an essential element of our cost structure and cannot be eliminated.  Our borrowings are a significant component of our capital structure and interest expense is a continuing cost of debt.  We are also required to pay income taxes.  We have a significant investment in capital assets, and depreciation and amortization reflects the utilization of those assets in order to generate revenues.  Consequently, any measure that excludes these elements has material limitations.  EBITDA does, however, include other cash and non-cash items which management believes are not indicative of the ongoing operating performance of our core business operations.  Management excludes these items to calculate adjusted EBITDA.  While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the methods of calculation.
Management’s calculation of EBITDA is set forth in the following table.

Reconciliation for EBITDA and Adjusted EBITDA
(in millions)
	Three months ended
	March 31,
	2009	2008
Net earnings	$61.6	$49.1
Income tax expense	26.6	18.9
Interest expense	7.5	12.0
Depreciation, depletion and amortization	10.2	10.7
EBITDA	$105.9	$90.7
Adjustments to EBITDA:
Other income (1)	(1.1)	(1.9)
Adjusted EBITDA	$104.8	$88.8
(1) Primarily includes interest income and foreign exchange gain.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on Form 10-K  filed with the Securities and Exchange Commission on February 20, 2009. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments.

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except share data)

	Three Months Ended
	March 31,
	2009	2008

Sales	$309.1	$380.0
Shipping and handling cost	91.0	131.2
Product cost	102.8	151.8
Gross profit	115.3	97.0
Selling, general and administrative expenses	20.7	18.9
Operating earnings	94.6	78.1
Other (income) expense:
Interest expense	7.5	12.0
Other, net	(1.1)	(1.9)
Earnings before income taxes	88.2	68.0
Income tax expense	26.6	18.9
Net earnings	$61.6	$49.1
Basic net earnings per share	$1.85	$1.49
Diluted net earnings per share	$1.85	$1.48
Cash dividends per share	$0.355	$0.335
Weighted-average shares outstanding (in thousands):
Basic	32,493	32,336
Diluted	32,538	33,442

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions)

	March 31,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$117.4	$34.6
Receivables, net	97.8	210.4
Inventories	135.1	123.3
Other current assets	38.7	22.2
Property, plant and equipment, net	379.3	383.1
Intangible and other noncurrent assets	49.6	49.0
Total assets	$817.9	$822.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$152.2	$215.5
Long-term debt, net of current portion	481.9	491.6
Deferred income taxes and other noncurrent liabilities	70.6	51.0
Total stockholders' equity	113.2	64.5
Total liabilities and stockholders' equity	$817.9	$822.6

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Three Months Ended March 31,
	2009	2008

Net cash provided by operating activities	$112.0	$145.5
Cash flows from investing activities:
Capital expenditures	(9.4)	(8.7)
Other, net	(0.1)	0.2
Net cash used in investing activities	(9.5)	(8.5)
Cash flows from financing activities:
Principal payments on long-term debt	(1.0)	(1.0)
Revolver activity	(8.6)	(34.0)
Dividends paid	(11.8)	(11.0)
Proceeds received from stock option exercises	2.1	1.0
Excess tax benefits from equity compensation awards	1.5	1.7
Other	(0.5)	--
Net cash used in financing activities	(18.3)	(43.3)
Effect of exchange rate changes on cash and cash equivalents	(1.4)	(3.0)
Net change in cash and cash equivalents	82.8	90.7
Cash and cash equivalents, beginning of period	34.6	12.1
Cash and cash equivalents, end of period	$117.4	$102.8

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION (unaudited)
(in millions)

Quarter Results
Three months ended March 31, 2009	Salt	Specialty Fertilizer	Corporate and Other (a)	Total

Sales to external customers	$268.8	$38.2	$2.1	$309.1
Intersegment sales	0.1	1.4	(1.5)	---
Shipping and handling cost	88.4	2.6	---	91.0
Operating earnings (loss)	77.4	26.8	(9.6)	94.6
Depreciation, depletion and amortization	6.8	2.3	1.1	10.2
Total assets	567.8	181.6	68.5	817.9

Three months ended March 31, 2008	Salt	Specialty Fertilizer	Corporate and Other (a)	Total

Sales to external customers	$329.2	$47.7	$3.1	$380.0
Intersegment sales	0.1	4.3	(4.4)	---
Shipping and handling cost	124.3	6.9	---	131.2
Operating earnings (loss)	69.5	17.1	(8.5)	78.1
Depreciation, depletion and amortization	7.8	2.4	0.5	10.7
Total assets	576.3	165.9	57.5	799.7

a)
“Corporate and Other” includes corporate entities, the records management business and eliminations.  Corporate assets include deferred tax assets, deferred financing fees, investments related to the non-qualified retirement plan and other assets not allocated to the operating segments.